Exhibit 99.1

Tripadvisor Reports First Quarter 2025 Financial Results

NEEDHAM, MA, May 7, 2025 — Tripadvisor, Inc. (Nasdaq: TRIP) (“Tripadvisor” or the “Company”) today announced financial results for the first quarter ended March 31, 2025.

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Revenue for the first quarter was $398 million, an increase of 1% year-over-year.
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Net loss for the first quarter was $11 million, or ($0.08) diluted EPS.
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Non-GAAP net income for the first quarter was $21 million, or $0.14 diluted EPS.
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Adjusted EBITDA for the first quarter was $44 million, or 11.0% of revenue.

“We are pleased with our first quarter results, meeting or exceeding our expectations across the board,” said Chief Executive Officer Matt Goldberg. “As we approach peak travel season, our teams are laser focused on delivering for travelers and partners, leveraging our unique and trusted position in travel and experiences as the foundation for growth. Despite the recent macro uncertainty, we remain confident in the long-term growth opportunity ahead, as we continue to drive a durable relationship with our customers through best-in-class travel and experiences offerings.”

“We delivered solid first quarter results, reflecting healthy performance in our marketplace offerings and stable trends in our hotels offerings,” said Chief Financial Officer, Mike Noonan. “We exited the quarter in a strong position to deliver on our expectations for the year. We will continue to monitor the macro backdrop but remain focused on executing against our operating priorities.”

First Quarter 2025 Summary

	Three months ended March 31,
(In millions, except percentages and per share amounts)	2025	2024	% Change
Total Revenue	$398	$395	1%
Brand Tripadvisor (1)	$219	$240	(8)%
Viator	$156	$141	10%
TheFork	$46	$41	12%
Intersegment eliminations (1)	$(23)	$(27)	(13)%

GAAP Net Income (Loss)	$(11)	$(59)	(81)%

Total Adjusted EBITDA (2)	$44	$47	(6)%
Brand Tripadvisor	$65	$78	(16)%
Viator	$(18)	$(27)	(36)%
TheFork	$(3)	$(4)	(0)%

Non-GAAP Net Income (Loss) (2)	$21	$17	26%

Diluted Earnings (Loss) per Share:
GAAP	$(0.08)	$(0.43)	(81)%
Non-GAAP (2)	$0.14	$0.12	17%

Cash flow provided by (used in) operating activities	$102	$139	(27)%
Free cash flow (2)	$83	$123	(32)%

(1)
Brand Tripadvisor segment revenue figures shown in this table are gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(2)
“Total Adjusted EBITDA,” “Non-GAAP Net Income (Loss),” “Non-GAAP Diluted Earnings (Loss) per Share,” and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Note: All percentage changes presented in this Earnings Release are calculated using millions with one decimal place, except per share amounts.

Cost performance – Total costs and expenses were $413 million for the first quarter, an increase of 1% year-over-year, driven primarily by the following:

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Cost of sales was $27 million for the first quarter, or 6.7% of consolidated revenue, an increase of 9% year-over-year, compared to $25 million in the same period a year ago, or 6.2% of consolidated revenue.
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Marketing costs were $172 million for the first quarter, or 43.1% of consolidated revenue, an increase of 6% year-over-year, compared to $162 million in the same period a year ago, or 41.1% of consolidated revenue.
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Personnel costs were $144 million for the first quarter, or 36.1% of consolidated revenue, a decrease of 4% year-over-year, compared to $149 million in the same period a year ago, or 37.8% of consolidated revenue.
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Technology costs were $22 million for the first quarter, or 5.7% of consolidated revenue, an increase of 4% year-over-year, compared to $22 million in the same period a year ago, or 5.5% of consolidated revenue.
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General and administrative costs were $17 million for the first quarter, or 4.4% of consolidated revenue, a decrease of 41% year-over-year, compared to $29 million in the same period a year ago, or 7.4% of consolidated revenue.

Cash & Liquidity – As of March 31, 2025, the Company had approximately $1.2 billion of cash and cash equivalents, an increase of $90 million from December 31, 2024.

Segments Highlights:

Brand Tripadvisor

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Revenue for the first quarter was $219 million, reflecting a year-over-year decline of 8%.
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Branded hotels revenue for the first quarter was $148 million, reflecting a year-over-year decline of 7%.
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Media and advertising revenue for the first quarter was $31 million, reflecting a year-over-year decline of 6%.
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Experiences and dining revenue for the first quarter was $30 million, reflecting a year-over-year decline of 15%.
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Other revenue for the first quarter was $10 million, reflecting a year-over-year decline of 19%.
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Adjusted EBITDA for the first quarter was $65 million, or 29.6% of revenue, compared to adjusted EBITDA in the same period a year ago of $78 million, or 32.4% of revenue.

Viator

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Revenue for the first quarter was $156 million, reflecting year-over-year growth of 10%.
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Gross bookings value (“GBV”) reached $1.1 billion during the first quarter, reflecting year-over-year growth of approximately 10%. GBV is reported at the time of booking and is gross of cancellations, whereas revenue is recorded at the time of the experience and is net of cancellations.
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The number of experience bookings was 5.0 million during the first quarter, an increase of 15%, when compared to the same period in 2024.
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Adjusted EBITDA loss for the first quarter was $18 million, or -11.3% of revenue, compared to adjusted EBITDA loss in the same period a year ago of $27 million, or -19.5% of revenue.

TheFork

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Revenue for the first quarter was $46 million, reflecting year-over-year growth of 12%.
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Total number of bookings during the first quarter grew year-over-year by approximately 5%.
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Adjusted EBITDA loss for the first quarter was $3 million, or -7.5% of revenue, compared to adjusted EBITDA loss in the same period a year ago of $4 million, or -8.5% of revenue.

Tripadvisor and Liberty TripAdvisor Holdings, Inc. (“LTRIP”) Merger and Loan Agreement

As previously disclosed, on December 18, 2024, the Company and LTRIP entered into an agreement and plan of merger (the "Merger Agreement") whereby Tripadvisor would acquire LTRIP (the “Merger”), and on April 29, 2025, the Merger was consummated. The aggregate transaction price of the Merger was approximately $430 million.

Pursuant to the Merger Agreement, the Company agreed to provide a loan facility (the “Loan Agreement”) to LTRIP to enable LTRIP to repurchase or settle LTRIP’s 0.50% Exchangeable Senior Debentures prior to the closing of the Merger. On March 20, 2025, the Company extended credit in the form of a term loan facility in an aggregate principal amount of $327 million to LTRIP, subject to the terms and conditions therein. At March 31, 2025, the outstanding balance of the Loan Agreement of $327 million has been recorded to “stockholder note receivable - related party” as a reduction to stockholders’ equity on our unaudited condensed consolidated balance sheet. The Loan Agreement subsequently expired in accordance with the terms of the Merger Agreement upon the consummation of the Merger, on April 29, 2025, and the loan balance of $327 million is no longer payable to the Company and was assumed in the aggregate transaction price of the Merger.

Restructuring and Other Related Reorganization Actions

As previously disclosed, during the fourth quarter of 2024, the Company approved and subsequently initiated a set of actions in order to reduce its cost structure, improve operational efficiencies, and realign its workforce with its strategic initiatives. As a result of actions taken under this initiative during 2025, the Company incurred estimated pre-tax restructuring and other related reorganization costs of $10 million, which consisted of employee severance and related benefits, primarily in our Brand Tripadvisor segment.

Tack-On Incremental Term Loan B Facility

On March 20, 2025, under the Amended Credit Agreement, the Company increased its existing Term Loan B Facility in the amount of $350 million, maturing July 8, 2031, with an interest rate based on SOFR plus 2.75% (the “Tack-On Incremental Term Loan B Facility”). The Tack-On Incremental Term Loan B Facility was offered at 98.56% of par. The proceeds from the Tack-On Incremental Term Loan B Facility will be used to fund the repurchase, repayment or redemption of the Company's outstanding 2026 Senior Notes and for general corporate purposes.

Conference Call

Tripadvisor will host a conference call later this morning, May 7, 2025, at 8:30 a.m., Eastern Time, to discuss the Company’s first quarter 2025 financial results, which may include forward-looking information about Tripadvisor’s business. Investors and other interested parties may also go to the Investor Relations section of Tripadvisor’s website at http://ir.tripadvisor.com for a live webcast of the conference call. A replay of the conference call will be available on Tripadvisor’s website for three months.

SELECTED FINANCIAL INFORMATION

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

	Three months ended March 31,
	2025	2024
Revenue	$398	$395

Costs and expenses:
Cost of sales (exclusive of depreciation and amortization as shown separately below)	27	25
Marketing	172	162
Personnel (including stock-based compensation of $28 and $28, respectively)	144	149
Technology	22	22
General and administrative	17	29
Depreciation and amortization	21	22
Restructuring and other related reorganization costs	10	1
Total costs and expenses	413	410
Operating income (loss)	(15)	(15)
Other income (expense):
Interest expense	(12)	(11)
Interest income	10	13
Other income (expense), net	(3)	(3)
Total other income (expense), net	(5)	(1)
Income (loss) before income taxes	(20)	(16)
(Provision) benefit for income taxes	9	(43)
Net income (loss)	$(11)	$(59)

Earnings (loss) per share attributable to common stockholders:
Basic	$(0.08)	$(0.43)
Diluted	$(0.08)	$(0.43)

Weighted average common shares outstanding:
Basic	141	138
Diluted	141	138

Tripadvisor, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

	March 31,	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,154	$1,064
Accounts receivable, net (allowance for expected credit losses of $27 and $25, respectively)	263	207
Prepaid expenses and other current assets	67	49
Total current assets	1,484	1,320
Property and equipment, net of accumulated depreciation of $586 and $567, respectively	204	200
Operating lease right-of-use assets	34	17
Intangible assets, net of accumulated amortization of $193 and $189, respectively	35	36
Goodwill	825	814
Non-marketable investments	30	30
Deferred income taxes, net	100	101
Other long-term assets, net of allowance for credit losses of $10 and $10, respectively	44	43
TOTAL ASSETS	$2,756	$2,561

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$61	$49
Deferred merchant payables	365	255
Deferred revenue	82	47
Current portion of debt	9	5
Income taxes payable	25	23
Accrued expenses and other current liabilities	241	249
Total current liabilities	783	628
Long-term debt	1,167	831
Finance lease obligation, net of current portion	42	43
Operating lease liabilities, net of current portion	29	11
Deferred income taxes, net	1	1
Other long-term liabilities	91	104
Total Liabilities	2,113	1,618

Stockholders’ equity:
Preferred stock, $0.001 par value	—	—
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	—	—
Authorized shares: 1,600,000,000
Shares issued: 155,266,930 and 153,655,038, respectively
Shares outstanding: 129,006,678 and 127,394,786, respectively
Class B common stock, $0.001 par value	—	—
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,627	1,605
Stockholder note receivable - related party	(327)	—
Retained earnings	265	276
Accumulated other comprehensive income (loss)	(75)	(91)
Treasury stock-common stock, at cost, 26,260,252 and 26,260,252 shares, respectively	(847)	(847)
Total Stockholders’ Equity	643	943
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,756	$2,561

Tripadvisor, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended
	March 31, 2025	March 31, 2024
Operating activities:
Net income (loss)	$(11)	$(59)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	21	22
Stock-based compensation expense	28	28
Deferred income tax expense (benefit)	1	8
Other, net	7	6
Changes in operating assets and liabilities, net	56	134
Net cash provided by (used in) operating activities	102	139

Investing activities:
Capital expenditures, including capitalized website development	(19)	(16)
Net cash provided by (used in) investing activities	(19)	(16)

Financing activities:
Proceeds from the issuance of Term Loan B Facility, net of financing costs	341	—
Principal payments on Term Loan B Facility	(2)	—
Payment of withholding taxes on net share settlements of equity awards	(9)	(10)
Funding of term loan facility for related party	(327)	—
Payments of finance lease obligation and other financing activities	(6)	(2)
Net cash provided by (used in) financing activities	(3)	(12)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	10	(7)
Net increase (decrease) in cash, cash equivalents and restricted cash	90	104
Cash, cash equivalents and restricted cash at beginning of period	1,064	1,067
Cash, cash equivalents and restricted cash at end of period	$1,154	$1,171
Supplemental disclosure of cash flow information:
Cash paid (received) during the period for income taxes, net of refunds	$2	$3
Cash paid during the period for interest	$10	$18

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. These non-GAAP financial measures are not prepared under a comprehensive set of accounting rules and, therefore, should only be reviewed alongside results reported under GAAP.

We may use the following non-GAAP measures: consolidated Adjusted EBITDA (including forecasted consolidated Adjusted EBITDA), consolidated Adjusted EBITDA margin (including forecasted consolidated Adjusted EBITDA margin), non-GAAP net income (loss), non-GAAP net income (loss) per diluted earnings (loss) per share, free cash flow, and non-GAAP total revenue growth before foreign exchange effect (or “constant currency basis” revenue growth), as well as other measures.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of Tripadvisor’s liquidity, except for free cash flow. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures do not take into account the impact of certain expenses to our unaudited condensed consolidated statements of operations. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare Tripadvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by providing tabular reconciliations to the most directly comparable GAAP financial measure, definitions, limitations, and other related information about these non-GAAP financial measures. We do not reconcile consolidated Adjusted EBITDA and Adjusted EBITDA margin guidance to projected consolidated GAAP net income (loss) because GAAP net income (loss) or the reconciling items between consolidated Adjusted EBITDA and Adjusted EBITDA margin and GAAP net income (loss) are unavailable on a forward-looking basis, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and/or allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

Tripadvisor defines “Adjusted EBITDA” as net income (loss) plus: (1) provision (benefit) for income taxes; (2) other expense (income), net; (3) depreciation and amortization; (4) stock-based compensation; (5) goodwill, long-lived assets and intangible asset impairments; (6) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (7) restructuring and other related reorganization costs; (8) transaction related expenses; and (9) non-recurring expenses (income) unusual in nature or infrequently occurring. These items are excluded from our Adjusted EBITDA performance measure because these items are non-cash in nature, or because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key operating performance measures used by our management and board of directors to understand and evaluate the financial performance of our business as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons and better enables management and investors to compare financial results between periods as these costs may vary independent of core business performance. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors and allows for a useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income (loss) and our other GAAP results.

Some of these limitations are:

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Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
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Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
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Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
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Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;
•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
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Adjusted EBITDA does not reflect certain income and expenses not directly tied to the ongoing core operations of our business, including, but not limited to, legal reserves, settlements and other, as well as restructuring and other related reorganization costs, and transaction related expenses;
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Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
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Adjusted EBITDA is unaudited and does not conform to SEC Regulation S-X, and as a result such information may be presented differently in our future filings with the SEC; and
•
other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Tripadvisor defines “non-GAAP net income (loss)” as GAAP net income (loss) excluding: (1) stock-based compensation expense; (2) amortization of intangible assets; (3) goodwill, intangible asset, and other long-lived asset impairments; (4) legal reserves, settlements and other (including indirect tax reserves related to audit settlements and the impact of one-time changes resulting from enacted indirect tax legislation); (5) restructuring and other related reorganization costs; (6) transaction related expenses; and (7) non-recurring expenses (income) or expenses unusual in nature or infrequently occurring that we do not believe are indicative of our ongoing operating results. The non-GAAP adjustments described previously are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments is calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented, in addition to non-recurring or infrequent discrete tax items (including significant adjustments related to (i) tax audit reserves/settlements; (ii) non-recurring or infrequent income tax reserves or adjustments; and (iii) the impact of one-time changes resulting from tax legislation or legislation that impacts tax, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) or the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”)). We believe non-GAAP net income (loss) is an operating performance measure that provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes, and foreign exchange gains and losses, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the ongoing core operations of our businesses. Non-GAAP net income (loss) also enables comparison of financial results between periods where certain items may vary independent of business performance.

Tripadvisor defines “non-GAAP net income (loss) per diluted share,” or “non-GAAP diluted EPS,” as non-GAAP net income (loss) divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the ongoing core operations of our businesses. Tripadvisor calculates non-GAAP diluted EPS using weighted average diluted shares prepared under GAAP.

Non-GAAP net income (loss) and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income (loss) does not include all items that affect our GAAP net income (loss) and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations, which are prepared under GAAP.

TripAdvisor defines “non-GAAP Costs of sales” as GAAP Costs of sales before legal reserves, settlements and other; “non-GAAP Personnel” expenses as GAAP Personnel expenses before stock-based compensation expense; and “non-GAAP General and Administrative” expenses as GAAP General and Administrative expenses before legal reserves, settlements and other; restructuring and other related reorganization costs; and transaction related expenses. These items are excluded from our non-GAAP operating expenses because the amount is unpredictable, not driven by core operating results and renders comparisons with prior periods and competitors less meaningful. The Company believes that excluding these amounts better enables management and investors to compare financial results between periods as these costs may vary independent of business performance.

Tripadvisor defines “free cash flow” as cash provided by (used in) operations less capital expenditures, which are purchases of property and equipment, including the capitalization of website development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying cashflow trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the ongoing core operations of our businesses, such as financing activities, foreign currency exchange rate impact on cash, or certain other investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows, which are prepared under GAAP.

Tripadvisor calculates the estimated effects of foreign currency exchange rates on revenue to determine constant currency revenue growth, by translating actual revenue for the current three months and year ended using the comparable prior period foreign currency exchange rates. We believe this is a useful estimate that facilitates management's internal comparison to our historical performance because the effects of foreign currency exchange rate volatility are not indicative of our ongoing core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures, described above, to the most directly comparable GAAP measures in the tables below.

Tripadvisor, Inc

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1
Reconciliation from GAAP Net Income (Loss) to Adjusted EBITDA (Non-GAAP):
GAAP Net Income (Loss)	$(59)	$24	$39	$2	$5	$(11)
Add: Provision (benefit) for income taxes	43	14	27	(3)	82	(9)
Add: Other expense (income), net	1	(2)	4	1	5	5
Add: Restructuring and other related organization costs	1	-	(1)	21	21	10
Add: Legal reserves, settlements and other (1)	10	4	-	3	18	-
Add: Transaction related expenses	1	2	1	(1)	3	-
Add: Stock-based compensation expense	28	34	31	28	120	28
Add: Depreciation and amortization (2)	22	21	21	22	85	21
Adjusted EBITDA (Non-GAAP)	$47	$97	$122	$73	$339	$44

Reconciliation from GAAP Net Income (Loss) to Non-GAAP Net Income (Loss):
GAAP Net Income (Loss)	$(59)	$24	$39	$2	$5	$(11)
Add: Stock-based compensation expense	28	34	31	28	120	28
Add: Legal reserves, settlements and other (1)	10	4	-	3	18	-
Add: Restructuring and other related organization costs	1	-	(1)	21	21	10
Add: Transaction related expenses	1	2	1	(1)	3	-
Add: Amortization of intangible assets	2	2	2	1	6	1
Add: (Gain)/Loss on investments	(1)	(1)	(1)	(1)	(3)	(1)
Subtract: Income tax effect of Non-GAAP adjustments (3)	7	6	(5)	11	18	6
Subtract: Non-recurring or infrequent discrete tax items (4)	(42)	2	4	(1)	(36)	-
Non-GAAP Net Income (Loss)	$17	$57	$72	$43	$188	$21
Interest expense on 2026 Senior Notes, net of tax (5)	-	-	-	-	1	-
Numerator used to compute Non-GAAP net income (loss) per diluted share	$17	$57	$72	$43	$189	$21

Reconciliation from GAAP Earnings per Share (EPS) to Non-GAAP EPS:
GAAP Diluted Shares Outstanding	138	145	144	145	145	141
Add: Potential dilutive effect of common equivalent shares	8	-	-	-	-	6
Non-GAAP Diluted Shares Outstanding (6)	146	145	144	145	145	147

GAAP Diluted Earnings (Loss) per Share	$(0.43)	$0.17	$0.27	$0.01	$0.04	$(0.08)
Add: Stock-based compensation expense	0.19	0.23	0.22	0.19	0.83	0.18
Add: Legal reserves, settlements and other (1)	0.07	0.03	-	0.02	0.12	-
Add: Restructuring and other related organization costs	0.01	-	(0.01)	0.15	0.14	0.07
Add: Transaction related expenses	0.01	0.01	0.01	(0.01)	0.02	-
Add: Amortization of intangible assets	0.01	0.01	0.01	0.01	0.04	0.01
Add: (Gain)/Loss on investments	(0.01)	(0.01)	(0.01)	(0.01)	(0.02)	(0.01)
Add: Adjustment to GAAP diluted shares outstanding (6)	0.03	-	-	-	-	0.01
Subtract: Income tax effect of Non-GAAP adjustments (3)	0.05	0.04	(0.04)	0.07	0.12	0.04
Subtract: Non-recurring or infrequent discrete tax items (4)	(0.29)	0.01	0.03	(0.01)	(0.25)	-
Non-GAAP Diluted Earnings (Loss) per Share	$0.12	$0.39	$0.50	$0.30	$1.30	$0.14

Foreign Exchange Reconciliation:
GAAP Total Revenue Growth	6%	1%	(0)%	5%	3%	1%
Estimated effects of changes in foreign currency exchange rates	0%	0%	0%	0%	0%	(2)%
Non-GAAP Total Revenue growth on a constant currency basis	6%	1%	(0)%	5%	3%	3%

GAAP Total Brand Tripadvisor Segment Revenue	(2)%	(10)%	(12)%	(6)%	(8)%	(8)%
Estimated effects of changes in foreign currency exchange rates	0%	0%	0%	1%	0%	(1)%
Non-GAAP Total Brand Tripadvisor segment revenue growth on a constant currency basis	(2)%	(10)%	(12)%	(7)%	(8)%	(7)%

GAAP Total Viator Segment Revenue	23%	13%	10%	16%	14%	10%
Estimated effects of changes in foreign currency exchange rates	0%	(1)%	(1)%	0%	0%	(2)%
Non-GAAP Total Viator segment revenue growth on a constant currency basis	23%	14%	11%	16%	14%	12%

GAAP Total TheFork Segment Revenue	17%	11%	17%	23%	18%	12%
Estimated effects of changes in foreign currency exchange rates	1%	(1)%	2%	(3)%	1%	(4)%
Non-GAAP Total TheFork segment revenue growth on a constant currency basis	16%	12%	15%	26%	17%	16%

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow:
Cash flow provided by (used in) operations	$139	$53	$(44)	(2)	144	102
Subtract: Capital expenditures	16	16	20	23	74	19
Free Cash Flow (Non-GAAP)	$123	$37	$(64)	$(25)	$70	$83

Tripadvisor, Inc

Supplemental Financial Information

(in millions, except percentages)

(Unaudited)

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1
Segments - Revenue:
Total Revenue	$395.1	$496.7	$531.7	$411.1	$1,834.6	$398.2
Growth % (y/y)	6%	1%	(0)%	5%	3%	1%
Brand Tripadvisor	239.5	250.3	255.2	203.9	948.8	219.4
Growth % (y/y)	(2)%	(10)%	(12)%	(6)%	(8)%	(8)%
Tripadvisor-branded hotels	158.6	150.4	151.1	124.6	584.5	148.0
Growth % (y/y)	(5)%	(14)%	(17)%	(7)%	(11)%	(7)%
Media and advertising	32.6	40.6	40.5	36.0	149.7	30.8
Growth % (y/y)	10%	(2)%	5%	3%	3%	(6)%
Tripadvisor experiences and dining (7)	35.8	48.1	50.9	34.7	169.5	30.5
Growth % (y/y)	9%	(4)%	(7)%	(8)%	(4)%	(15)%
Other	12.5	11.2	12.7	8.6	45.1	10.1
Growth % (y/y)	(8)%	(15)%	(19)%	(20)%	(12)%	(19)%
Viator	141.1	243.8	269.6	185.6	840.1	155.8
Growth % (y/y)	23%	13%	10%	16%	14%	10%
TheFork	41.3	42.2	49.1	48.3	180.8	46.4
Growth % (y/y)	17%	11%	17%	23%	18%	12%
Intersegment revenue (7)	(26.8)	(39.6)	(42.2)	(26.7)	(135.1)	(23.4)
Growth % (y/y)	18%	1%	(3)%	(5)%	1%	(13)%

Percent of Total Revenue:
Tripadvisor-branded hotels	40%	30%	28%	30%	32%	37%
Media and advertising	8%	8%	8%	9%	8%	8%
Tripadvisor experiences and dining (7)	9%	10%	10%	9%	9%	8%
Other	3%	2%	2%	2%	2%	3%
Viator	36%	49%	51%	45%	46%	39%
TheFork	10%	8%	9%	12%	10%	12%
Intersegment revenue (7)	(7)%	(8)%	(8)%	(7)%	(7)%	(6)%

GAAP Net Income (Loss): (8)	$(59.3)	$24.1	$38.5	$1.6	$4.9	$(11.0)
Growth % (y/y)	(19)%	0%	44%	(94)%	(50)%	(81)%
GAAP Net Income (Loss) margin	(15.0%)	4.9%	7.2%	0.4%	0.3%	(2.8%)

(1)
These amounts include an estimated accrual for the potential settlement of a regulatory related matter within our vacation rentals offering of $10 million expensed during the first quarter of 2024, and a one-time charge of $4 million during the second quarter of 2024, resulting from enacted tax legislation in Canada during June 2024 related to digital services taxes, which required retrospective application back to January 1, 2022. This amount represented only the one-time retrospective portion of the liability due for the periods prior to the period of enactment, or for the periods prior to April 1, 2024. The charge for three months ended June 30, 2024, and all subsequent reporting periods, are included in Adjusted EBITDA.
(2)
Depreciation and amortization include capitalized website development.
(3)
The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on these non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense (benefit) for the periods presented.
(4)
Includes significant non-recurring or infrequent discrete tax items, including (1) tax audit reserves/settlements; (2) non-recurring or infrequent income tax reserves or adjustments; and (3) the impact of one-time changes resulting from tax legislation, such as the 2017 Tax Act or legislation that impacts tax, such as the CARES Act.
(5)
For the year ended December 31, 2024, interest expense on our 2026 Senior Notes, net of tax, was added back to the numerator for purposes of the if-converted method used to calculate both GAAP and non-GAAP diluted net income per share, as share settlement is presumed under GAAP. This amount was not material for all other periods where GAAP and non-GAAP net income is presented.
(6)
In periods for which we present a GAAP net loss, but Non-GAAP net income, which comprises only the three months ended March 31, 2025 and 2024, the Company calculates GAAP diluted shares using the treasury stock method, adjusted for the 2026 Senior Notes using the if-converted method, as share settlement is presumed under GAAP, in order to calculate Non-GAAP Diluted EPS.
(7)
Tripadvisor experiences and dining revenue within the Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(8)
The Company does not calculate or report net income by segment.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Tripadvisor, Inc

Supplemental Financial Information (continued)

(in millions, except percentages)

(Unaudited)

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1
Total Consolidated Adjusted EBITDA
Total Revenue	$395.1	$496.7	$531.7	$411.1	$1,834.6	$398.2
Less: (1)
Cost of sales	24.5	36.1	39.7	28.1	128.4	26.8
Marketing	162.2	203.4	210.8	152.0	728.6	171.6
Personnel (2)	121.8	119.7	115.6	118.1	475.2	115.9
Technology	21.9	22.3	23.3	23.9	91.3	22.7
General and administrative	18.0	18.6	19.9	16.2	72.6	17.4
Total Consolidated Adjusted EBITDA	$46.7	$96.6	$122.4	$72.8	$338.5	$43.8
Growth % (y/y)	42%	8%	(4)%	(13)%	1%	(6)%
Total Adjusted EBITDA Margin	11.8%	19.4%	23.0%	17.7%	18.5%	11.0%

Intersegment revenue (3)	(26.8)	(39.6)	(42.2)	(26.7)	(135.1)	(23.4)

Segment - Brand Tripadvisor
Total Revenue (3)	$239.5	$250.3	$255.2	$203.9	$948.8	$219.4
Less:
Cost of sales	6.5	8.3	8.6	9.3	32.8	4.9
Marketing	60.8	67.7	70.5	51.5	250.5	62.1
Personnel (2)	69.7	65.4	64.1	67.0	266.2	64.7
Technology	13.3	13.1	13.6	14.6	54.5	12.8
General and administrative	11.5	12.1	11.9	9.1	44.4	10.0
Adjusted EBITDA	$77.7	$83.7	$86.5	$52.4	$300.4	$64.9
Growth % (y/y)	8%	(13)%	(22)%	(23)%	(14)%	(16)%
Adjusted EBITDA Margin	32.4%	33.4%	33.9%	25.7%	31.7%	29.6%

Segment - Viator
Total Revenue	$141.1	$243.8	$269.6	$185.6	$840.1	$155.8
Less:
Cost of sales	15.5	25.0	26.5	13.4	80.4	17.1
Marketing (4)	113.7	166.3	169.5	112.5	561.9	114.0
Personnel (2)	30.6	33.4	31.9	30.5	126.4	31.8
Technology	5.6	6.2	6.5	6.2	24.6	6.6
General and administrative	3.2	3.1	4.8	2.9	14.0	3.9
Adjusted EBITDA	$(27.5)	$9.8	$30.4	$20.1	$32.8	$(17.6)
Growth % (y/y)	(10)%	n.m.	76%	33%	n.m.	(36)%
Adjusted EBITDA Margin	(19.5)%	4.0%	11.3%	10.8%	3.9%	(11.3)%

Segment - TheFork
Total Revenue	$41.3	$42.2	$49.1	$48.3	$180.8	$46.4
Less:
Cost of sales	2.5	2.8	4.6	5.4	15.2	4.8
Marketing (4)	14.5	9.0	13.0	14.7	51.3	18.9
Personnel (2)	21.5	20.9	19.6	20.6	82.6	19.4
Technology	3.0	3.0	3.2	3.1	12.2	3.3
General and administrative	3.3	3.4	3.2	4.2	14.2	3.5
Adjusted EBITDA	$(3.5)	$3.1	$5.5	$0.3	$5.3	$(3.5)
Growth % (y/y)	(56)%	n.m.	n.m.	n.m.	n.m.	(0)%
Adjusted EBITDA Margin	(8.5)%	7.3%	11.2%	0.6%	2.9%	(7.5)%

	2024					2025
	Q1	Q2	Q3	Q4	FY*	Q1
Reconciliation from GAAP Operating Expenses to Non-GAAP Operating Expenses:
GAAP Cost of sales	$24.5	$39.8	$39.7	$27.2	$131.2	$26.8
Subtract: Legal reserves, settlements and other	-	3.7	-	(0.9)	2.8	-
Non-GAAP Cost of sales	$24.5	$36.1	$39.7	$28.1	$128.4	$26.8

GAAP Personnel	$149.2	$153.2	$146.9	$145.6	$594.9	$143.8
Subtract: Stock-based compensation expense	27.4	34	31.3	27.5	119.7	27.9
Non-GAAP Personnel	$121.8	$119.7	$115.6	$118.1	$475.2	$115.9
% of revenue	31%	24%	22%	29%	26%	29%

GAAP General and administrative	$29.3	$20.8	$20.8	$19.8	$90.5	$17.4
Subtract: Legal reserves, settlements and other	10.0	-	-	4.4	14.4	-
Subtract: Transaction related expenses	1.3	2.2	0.9	(0.8)	3.5	-
Non-GAAP General and administrative	$18.0	$18.6	$19.9	$16.2	$72.6	$17.4

(1)
Consolidated Adjusted EBITDA is a non-GAAP measure, and certain operating expenses used to calculate Consolidated Adjusted EBITDA are also non-GAAP given they exclude GAAP expenses in some cases. Please refer to above for our definitions of non-GAAP operating expenses, as well as below for reconciliations to the most directly comparable GAAP measure.
(2)
Exclusive of stock-based compensation expense as shown separately on our consolidated Adjusted EBITDA reconciliation and reflected in personnel expenses on our unaudited condensed consolidated statements of operations.
(3)
Brand Tripadvisor segment shown in this table is gross of intersegment (intercompany) revenue, which is eliminated on a consolidated basis.
(4)
Viator and TheFork segments marketing expenses are shown gross of intersegment (intercompany) expenses, which is eliminated on a consolidated basis.

* Full-year and year-to-date totals reflect data as reported and may differ from the summation of the quarterly data on this table due to rounding.

Definitions

We use the following operating metrics described below to assist us in measuring our operations performance, identifying trends, formulating projections and making strategic decisions for the Viator segment. We are not aware of any uniform standards for calculating these metrics, which may hinder comparability with other companies that may calculate similarly titled metrics in a different way. Management believes it is useful to monitor these metrics together and not individually as it does not make business decisions based upon any single metric. We regularly review our processes and may adjust how we calculate these metrics to improve their accuracy. None of these metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Gross Booking Value (“GBV”) represents the total dollar value of experience bookings powered by the Viator platform in a given period prior to any adjustments such as date changes, refunds or cancellations. GBV is an operational measure that provides an indication of total engagement and economic activity driven by our platform in a given period by all marketplace constituents (travelers, experience operators, and partners). Management uses GBV for operational decision-making purposes to monitor the growth, scale, and reach of its online marketplace as well as assess the health of its global ecosystem. Accordingly, management does not consider GBV to be an indicator of revenue or any other financial statement measure.

We define an “experience booking” as a single tour, activity, or attraction that can be purchased through Viator's platform for one or several travelers, prior to adjustments such as date changes, refunds, or cancellations. This metric is reported at the time the booking is made. As an example, a single experience booked in January for three travelers would be reported as one experience booking in the first quarter. We believe that the number of experience bookings, an operational measure, is a useful indicator of the scale of our marketplace.

Operating Metrics

We review a number of metrics, including, but not limited to, ARPU, monthly active users, hotel shoppers, cost-per-click, GBV and bookings for experiences, seated diners, dining bookings, and other metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. We make these metrics available to investors because we believe they are useful to investors both because they allow for greater transparency with respect to metrics used by management in its financial and operational decision-making, and because they may be used by investors to help analyze the health of our business.

While these numbers are based on what we believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring usage and user engagement across our large user base around the world. For example, a single user may have multiple member accounts or browse the internet on multiple browsers or devices, some users may restrict our ability to accurately identify them across visits, and we are not always able to capture user information on all of our platforms. As such, the calculations of our unique users may not accurately reflect the actual number of people or organizations using our platform. Our metrics are also affected by applications that automatically contact our servers for regular updates with no discernible user action involved, and this activity can cause our system to count the users associated with such applications as active users on the day or days such contact occurs. As such, the calculation of some of the metrics presented may be affected as a result of this activity, or other reasons. We regularly review our processes and may adjust how we calculate our internal metrics to improve their accuracy.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to Tripadvisor’s future financial performance on both a GAAP and non-GAAP basis, and Tripadvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, the ability to realize the expected benefits of the Merger, strategic investments, our ability to realize the expected benefits of the reorganization, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, those risks, uncertainties and factors detailed in Tripadvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, Tripadvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Tripadvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tripadvisor, Inc.

The Tripadvisor Group connects people to experiences worth sharing, and aims to be the world’s most trusted source for travel and experiences. We leverage our brands, technology, and capabilities to connect our global audience with partners through rich content, travel guidance, and two-sided marketplaces for experiences, accommodations, restaurants, and other travel categories. The subsidiaries of Tripadvisor, Inc. (Nasdaq: TRIP), include a portfolio of travel brands and businesses, including Tripadvisor, Viator, and TheFork.

Contacts:

Investors

ir@tripadvisor.com

Media

northamericapr@tripadvisor.com